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                                ESCROW AGREEMENT

     THIS ESCROW AGREEMENT (the "Escrow Agreement") is entered into as of this 29th day September, 1997 between American Custom Components, Inc., a Nevada corporation (the "COMPANY"), Generation Capital Associates (the "PURCHASER"), and MRC Legal Services Corporation, as escrow agent (the "Escrow Agent"). The COMPANY, PURCHASER, and the Escrow Agent shall from time to time be referred to herein as the "Parties."

                                 R E C I T A L S

     A. The COMPANY has agreed to sell, and PURCHASER to purchase, a Convertible Promissory Note or Notes (the "Notes") in the original aggregate principal amount of up to $1,000,000.00, convertible by its terms into the common stock of the COMPANY ("Common Stock") at such Conversion Percentage (as specified in the Conversion Notice) of the greater of (i) 83% of the closing bid price of the stock for the date immediately preceding the Effective Date of the Conversion Notice (defined below) or (ii) $4.98, subject to adjustment, as further set forth in the Note. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Note and, in turn, the Conversion Notice attached thereto and the terms and provisions of which are incorporated herein by reference.

     B. The COMPANY and PURCHASER have delivered to the Escrow Agent the Note or Notes to be held, in escrow under the terms hereof.

     C. As a condition to the Notes, the COMPANY has agreed to deposit with the Escrow Agent 201,000 shares of Common Stock, subject to adjustment (the "Conversion Shares"), for delivery to PURCHASER upon any partial or total conversion of the Notes.

     D. Escrow Agent has agreed to act as the escrow agent hereunder, in accordance with the terms and conditions set forth in this Escrow Agreement

     NOW THEREFORE, for and in consideration of the foregoing and of the mutual covenants and agreements hereinafter set forth, the parties hereto hereby agree as follows:

     1. RECITALS. The Recitals set forth above are true and correct and incorporated herein by this reference.

     2. APPOINTMENT OF ESCROW AGENT. The Parties hereby mutually appoint and designate the Escrow Agent to receive, hold and release, as escrow agent the Conversion Shares and the Escrow Agent hereby accepts such appointment and designation.

     3. ESCROW DELIVERY. Within three business days from the date of the issuance and delivery to the Escrow Agent of the Note; the COMPANY shall deliver or cause to be delivered certificates representing the Conversion Shares to the Escrow Agent, in increments to enable Escrow Agent to meet its obligations hereunder.


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     4. CONDITIONS OF ESCROW.

          4.1. THE ESCROW DEPOSIT. Escrow Agent shall hold and release the Conversion Shares as follows:

               a. RELEASE FROM ESCROW. The Escrow Agent shall release and distribute the Conversion Shares as follows:

                    i. To PURCHASER or COMPANY, as the case may be, pursuant to, and upon receipt by Escrow Agent of, joint written instructions executed by PURCHASER and the COMPANY; or

                    ii. To PURCHASER, not later than one business day after
                       receipt from PURCHASER of such notice via overnight courier for next day delivery, such number of Conversion Shares equal to such amount of the outstanding principal of, and accrued but unpaid interest on, the Note, in whole or in part, as specifically provided by PURCHASER in a Notice of Conversion which complies with the terms of, and the form of which is attached to, the Note, which notice is delivered to the Escrow Agent at the time and as further set forth in the Note, at a conversion price set forth in the Note; provided that, the parties agree that PURCHASER shall specify, and Escrow Agent shall send, such number of additional Conversion Shares with respect to the accrued interest converted under the Note as necessary to round up to the nearest even multiple of 1000 (the "Excess Conversion Shares") and Purchaser shall thereafter promptly send to the COMPANY such Excess Conversion Shares. PURCHASER may continue to convert such amounts outstanding under the Note until the maturity thereof (as may be extended by PURCHASER in accordance with the terms of the Note), resulting from the conversion of all remaining principal amount of the Note; Escrow Agent agrees to insert on the Principal Reduction Grid such outstanding amounts converted and the outstanding amount remaining under the Note in accordance with the amounts so provided to Escrow Agent by PURCHASER as reflected in each Conversion Notice, as further set forth in the Note and deliver to Purchaser a copy of such revised Principal Reduction Grid; Escrow Agent also agrees as soon as reasonably practicable after receipt of the Conversion Notice, the Escrow Agent will transmit by facsimile a copy of such Conversion Notice; or

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                    iii. To the COMPANY, the balance of any remaining Conversion
                       Shares upon presentation of evidence satisfactory to the Escrow Agent that (i) the principal amount of the Note as well as any and all accrued but unpaid interest has been fully convened or paid in cash by the Company, as the case may be, pursuant to the terms thereof or (ii) the Note has been repaid by the COMPANY to PURCHASER pursuant to the terms thereof.

               b. CONFLICTING INSTRUCTIONS. If a controversy arises between the Parties concerning the release of the Conversion Shares hereunder, they shall notify the Escrow Agent. In that event (or, in the absence of such notification, if in the sole and exclusive judgment of the Escrow Agent such controversy exists, including, without limitation, a controversy concerning the Note or this Escrow Agreement or the rights and obligations or the propriety of any action contemplated by the Escrow Agent hereunder), the Escrow Agent shall not be required to resolve such controversy or take an action but may, in its sole discretion, be entitled to await resolution of the controversy by joint instructions from the Parties or by receipt of an order, decree, writ, judgment or other paper from a court of competent jurisdiction directing disposition of the Conversion Shares. Upon receipt of written instructions from any of PURCHASER or the COMPANY, the Escrow Agent may, in its sole discretion, also institute an interpleader action in the Superior Court of Orange County, California (the "Court") or in a federal court in the State of California. If a suit is commenced against the Escrow Agent, it may answer by way of interpleader and name, PURCHASER and COMPANY, as additional parties to such action, and the Escrow Agent may tender the Conversion Shares into such court for determination of the respective rights, titles and interests of the PURCHASER and the COMPANY. Upon such tender, the Escrow Agent shall be entitled to receive from the Company its reasonable attorneys' fees and expenses incurred in connection with said interpleader action or in any related action or suit (including appeal). As between PURCHASER and COMPANY, such fees, expenses and other sums shall be paid by the party which fails to prevail in the proceedings brought to determine the appropriate distribution of the Conversion Shares. If and when the Escrow Agent shall so interplead such Parties, or either of them, and deliver the Conversion Shares to the clerk of such court, all of its duties hereunder shall cease, and it shall have no further obligation in this regard. Nothing herein shall prejudice any right or remedy of the Escrow Agent. The exclusive venue for all actions under this Escrow Agreement shall be Orange County, California.

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     5. CONCERNING ESCROW AGENT.

          5.1. ESCROW AGENT'S DUTIES.

               a. ESCROW AGENT'S RIGHT TO RELY: DUTIES. The Escrow Agent may act in reliance upon any writing or instrument or signature which it, in its sole discretion, believes to be genuine, including facsimile signatures; may assume the validity and accuracy of any statements or assertions contained in such writing or instrument; and may assume that any person purporting to give any writing, notice, advice or instruction in connection with the provisions hereof, has been duly authorized to do so. The Escrow Agent shall not be liable in any manner or otherwise be responsible to any party to this Escrow Agreement, or to any other individual or entity, including, without limitation, the COMPANY or PURCHASER,
               (i) for the sufficiency or correctness as to form, manner of execution, or validity of any written instructions delivered to it, including without limitation, the number of Conversion Shares specified by Purchaser in the Conversion Notice to be issued pursuant to such request (for which the Parties expressly agree Escrow Agent shall have no liability to such Parties), nor (ii) as to the identity, authority, or rights of any person executing the same, nor (iii) for the period of time, including without limitation any delay which occurs as a result of the transfer agent, to send and/or transfer to Purchaser certificates representing Conversion Shares; provided that, Escrow Agent will send such certificates to PURCHASER or the transfer agent, as the case may be, no later than one business day after receipt from PURCHASER of the Conversion Notice via overnight courier for next day delivery as soon as reasonably practicable as stated elsewhere herein. The Escrow Agent undertakes to perform only such duties as are expressly set forth herein, and no implied duties or obligations shall be read into this Escrow Agreement as against the Escrow Agent. PURCHASER acknowledges that the Escrow Agent has represented COMPANY and its affiliates on numerous matters and by signing this Escrow Agreement below hereby acknowledges and consents to the continued representation by the Escrow Agent of COMPANY and its affiliates, including, if necessary and without limitation, the Escrow Agent's representation of COMPANY in connection with the Agreement, the Notes and this Escrow Agreement.

               b. INDEMNIFICATION. The Escrow Agent may consult with counsel of its own choice and shall have full and complete authorization and protection for any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel. The Escrow Agent shall otherwise not be liable for any mistakes of fact or error of judgment, or for any acts or omissions of any kind unless caused by its willful misconduct or gross negligence and each of the COMPANY and

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               PURCHASER jointly and severally agrees to indemnify and hold harmless the Escrow Agent from any claims, demands, causes of action, liabilities, damages or judgments, including the cost of defending any action against it, together with any reasonable attorneys' fees of any nature (including appeal) incurred therewith in connection with Escrow Agent's undertakings pursuant to the terms and conditions of this Escrow Agreement, unless such act or omission is a result of the willful misconduct or gross negligence of the Escrow Agent.

               c. NO IMPLIED DUTIES. Escrow Agent shall have no implied obligations or responsibilities hereunder, nor shall it have any obligation or responsibility to collect funds or seek the deposit of money or property, nor is the Escrow Agent a party to any other agreement entered into among PURCHASER and/or the COMPANY, except for additional escrow agreements, the terms and conditions of which are identical to those set forth herein ("Additional Escrow Agreements").

     5.2. OTHER MATTERS. Escrow Agent (and any successor escrow agent or agents) reserves the right to resign as the Escrow Agent at any time, provided fifteen
(15) days' prior written notice is given to the other parties hereto. If a notice of appointment of a successor escrow agent is not delivered to the Escrow Agent within thirty (30) days after notice of resignation, the Escrow Agent may petition any court of competent jurisdiction to name a successor escrow agent, and the Escrow Agent herein shall be fully relieved of all liability to any and all parties upon the transfer of all cash or property in its possession under the Escrow Agreement to the successor escrow agent either designated or appointed by such court. The Parties reserve the right to jointly remove the Escrow Agent at any time, provided fifteen (15) days' prior written notice is given to the Escrow Agent. In the event or litigation of dispute by the Parties in which the performance of the duties of the Escrow Agent is at issue, the Escrow Agent shall take no action until such action is agreed in writing by the Parties or if it is agreed in writing by the parties or directed by receipt of an order, decree, writ, judgment or other paper from a court of competent jurisdiction.

     6. TERMINATION. This Escrow Agreement shall be terminated upon the release of the Conversion Shares in accordance with the terms and conditions of Section 4 hereof, or otherwise by written mutual consent signed by all parties hereto.

     7. NOTICE. Notices to be given hereunder shall be in writing and shall be deemed to have been sufficiently given if delivered personally or sent by overnight courier or messenger or sent by registered or certified mail (air mail if overseas), return receipt requested, or by telex, facsimile transmission, telegram or similar means of communication. Notice shall be deemed to have been received on the date and time of personal delivery, telex, facsimile transmission, telegram or similar means of communication, or if sent by overnight courier or messenger, shall be deemed to have been received on the next delivery day after deposit with the courier or messenger, of if sent by certified or registered mail, return receipt requested, shall be deemed to

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have been received on the third business day after the date of mailing.
Notices shall be given to the following addresses:

        If to the Company:

               American Custom Components, Inc.
               1515 South Sunkist Street
               Anaheim, California 92806
               Facsimile No.: (714) 978-0488

        If to the Purchaser:
               Generation Capital Associates, Inc.
               617 West End Avenue
               New York, NY 10024
               Facsimile No.: (404) 255-2218

        If to the Escrow Agent:

               Law offices of M. Richard Cutler
               610 Newport Center Drive, Suite 800
               Newport Beach, CA 92660
               Facsimile No.: (714) 719-1988

     8. BENEFIT AND ASSIGNMENT. This Escrow Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns as permitted hereunder. No person or entity other than the parties hereto is or shall be entitled to bring any action to enforce any provision in this Escrow Agreement. Such Escrow Agreement shall be solely for the benefit of, and shall be enforceable only by, the parties hereto or their respective successors and assigns.

     9. ENTIRE AGREEMENT, AMENDMENT. This Escrow Agreement contains the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior oral or written agreements, commitments or understandings with respect to such matters; provided that as between the COMPANY and Escrow Agent, the Parties recognize and agree that there will exist from time to time Additional Escrow Agreements. This Escrow Agreement may not be changed orally, but only by an instrument in writing signed by the party against whom enforcement of any waiver, change modification, extension or discharge is sought.

     10. GOVERNING LAW; VENUE. This Escrow Agreement shall be governed and construed under and in accordance with the laws of the State of California. Each of COMPANY and PURCHASER hereby irrevocably and unconditionally: (a) submits for itself and its property in any legal action or proceeding relating to this Escrow Agreement, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive jurisdiction of any Federal or State courts located in Orange County, California, and appellate courts from any thereof; (b) consents that any such action or proceeding may be brought in such courts and waives any

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objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same; (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to it at its address set forth herein or at such other address of which Escrow Agent shall have been notified pursuant thereto; and (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

     11. WAIVERS OF JURY TRIAL. THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS ESCROW AGREEMENT OR FOR ANY COUNTERCLAIM THEREIN.

     12. SIGNATURE IN COUNTERPARTS. This Escrow Agreement may be executed in separate counterparts, none of which need contain the signature of all parties, each of which shall be deemed to be an original and all of which taken together constitute one and the same instrument. It shall not be necessary in making proof of this Escrow Agreement to producer or account for more than the number of counterparts containing the respective signatures of, or on behalf of, all of the parties hereto. Facsimile signatures shall be considered as original signatures for purposes hereof

     13. ATTORNEY'S FEES. Should any action be commenced between the parties to this Escrow Agreement concerning the matters set forth in this Escrow Agreement or the right and duties of either in relation thereto, the prevailing party in such action shall be entitled, in addition to such other relief as may be granted, to a reasonable sum as and for its Attorney's Fees and Costs.


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     IN WITNESS WHEREOF, each of the parties has caused this Escrow Agreement to be duly executed and delivered in its came and on its behalf, all as of September 29, 1997.

                               AMERICAN CUSTOM COMPONENTS, INC.


                               By: /s/ Martin Tony Walk
                                   ------------------------------
                                   Martin Tony Walk,
                                   Chief Executive Officer

                               GENERATION CAPITAL ASSOCIATES

                               By: /s/ Frank Hart
                                   -----------------------------
                                   Frank Hart, General Partner


ESCROW AGENT:

MRC LEGAL SERVICES CORPORATION

By:  /s/ M. Richard Cutler
     -----------------------------
     M. Richard Cutler, President




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